EXHIBIT 99.1
HBT FINANCIAL, INC. ANNOUNCES
FIRST QUARTER 2026 FINANCIAL RESULTS
First Quarter Highlights
•Net income of $11.2 million, or $0.34 per diluted share; return on average assets (“ROAA”) of 0.80%; return on average stockholders' equity (“ROAE”) of 6.77%; and return on average tangible common equity (“ROATCE”)(1) of 7.87%
•Adjusted net income(1) of $22.6 million, or $0.68 per diluted share; adjusted ROAA(1) of 1.60%; adjusted ROAE(1) of 13.67%; and adjusted ROATCE(1) of 15.89%
•Completed merger with CNB Bank Shares, Inc. (“CNB”) on March 1, 2026 and core system conversion successfully completed in March 2026
•Asset quality remained strong with nonperforming assets to total assets of 0.21% and net charge-offs to average loans of 0.08%, on an annualized basis
•Net interest margin increased 8 basis points to 4.20% and net interest margin (tax-equivalent basis)(1) increased 9 basis points to 4.25%
Bloomington, IL, April 27, 2026 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company”, “HBT Financial” or “HBT”), the holding company for Heartland Bank and Trust Company, today reported net income of $11.2 million, or $0.34 diluted earnings per share, for the first quarter of 2026. This compares to net income of $18.9 million, or $0.60 diluted earnings per share, for the fourth quarter of 2025, and net income of $19.1 million, or $0.60 diluted earnings per share, for the first quarter of 2025.
J. Lance Carter, President and Chief Executive Officer of HBT Financial, said, “We are off to a great start in 2026 with the closing of our acquisition of CNB and its wholly-owned subsidiary, CNB Bank & Trust, N.A. (“CNB Bank”), on March 1. We also successfully completed our systems conversions in March and have been busy welcoming our new customers and colleagues. We are excited for the opportunities that lie ahead.
“Results for the first quarter were strong and consistent with adjusted net income(1) of $22.6 million, or $0.68 per diluted share. Adjusted ROAA(1) was 1.60% and adjusted ROATCE(1) was 15.89% as we continue to report strong returns. Our net interest margin on a tax equivalent basis(1) increased by 9 basis points to 4.25% when compared to the fourth quarter of 2025. The increase was primarily driven by continued higher asset repricing for maturing fixed rate loans and securities. Our tangible book value per share(1) decreased by 1.1% for the quarter to $17.01 due to the CNB acquisition, elevated share repurchase activity, and a decrease in accumulated other comprehensive income (“AOCI”) due to higher market interest rates; however, our tangible book value per share(1) has nonetheless increased by 10.2% since the first quarter of 2025.
“Our balance sheet remains strong with good liquidity, solid capital ratios, and no significant credit issues. That gives us confidence that we are prepared for a variety of different economic environments. Our capital levels and operational structure support continued organic growth and attractive acquisition opportunities should the right opportunity arise.”
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

HBT Financial, Inc.

Adjusted Net Income
In addition to reporting GAAP results, the Company believes non-GAAP measures such as adjusted net income and adjusted earnings per share, which adjust for acquisition expenses, branch closure expenses, net earnings (losses) on closed or sold operations, losses on extinguishment of debt, gains (losses) on closed branch premises, realized gains (losses) on sales of securities, mortgage servicing rights (“MSR”) fair value adjustments, and the tax effect of these pre-tax adjustments, provide investors with additional insight into its operational performance. The Company reported adjusted net income of $22.6 million, or $0.68 adjusted diluted earnings per share, for the first quarter of 2026. This compares to adjusted net income of $20.1 million, or $0.64 adjusted diluted earnings per share, for the fourth quarter of 2025, and adjusted net income of $19.3 million, or $0.61 adjusted diluted earnings per share, for the first quarter of 2025. See “Reconciliation of Non-GAAP Financial Measures” tables below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
Acquisition of CNB Bank Shares, Inc.
On March 1, 2026, HBT Financial completed its previously announced acquisition of CNB and CNB Bank. The combined company will have increased density in the central Illinois, the Chicago MSA, and the St. Louis MSA markets. After considering business combination accounting adjustments, CNB added total assets of $1.8 billion, total loans held for investment of $1.3 billion, and total deposits of $1.5 billion.
Cash consideration of $33.8 million and stock consideration of 5.5 million shares of HBT Financial common stock resulted in aggregate consideration of $182.1 million, based upon the closing price of HBT Financial common stock of $26.96 on February 27, 2026. Goodwill of $23.7 million was recorded in the acquisition.
Acquisition-related expenses consisted of the following during the first quarter of 2026 and fourth quarter of 2025:

	Three Months Ended
(dollars in thousands)	March 31, 2026	December 31, 2025

Salaries	$4,003	$43
Occupancy of bank premises	105	—
Furniture and equipment	63	—
Data processing	8,668	370
Marketing and customer relations	69	—
Loan collection and servicing	320	—
Professional fees and other noninterest expense	2,438	586
Total acquisition-related expenses	$15,666	$999
Net Interest Income and Net Interest Margin
Net interest income for the first quarter of 2026 was $56.4 million, an increase of 11.6% from $50.5 million for the fourth quarter of 2025. The increase was primarily attributable to higher average interest-earning asset balances following the CNB merger. A $0.5 million increase in loan fees and a $0.1 million increase in nonaccrual interest recoveries further contributed to the overall increase. Additionally, acquired loan discount accretion was $1.0 million during the first quarter of 2026 and $0.9 million during the fourth quarter of 2025.
Relative to the first quarter of 2025, net interest income increased 15.8% from $48.7 million. The increase was primarily attributable to higher average interest-earning asset balances following the CNB merger, improved yields on debt securities, and lower funding costs. Partially offsetting these improvements were a decrease in loan yields and a $0.4 million decrease in nonaccrual interest recoveries. Additionally, acquired loan discount accretion was $1.1 million during the first quarter of 2025.
Net interest margin for the first quarter of 2026 was 4.20%, compared to 4.12% for the fourth quarter of 2025, while net interest margin (tax-equivalent basis)(1) for the first quarter of 2026 was 4.25%, compared to 4.16% for

HBT Financial, Inc.

the fourth quarter of 2025. These increases were primarily attributable to higher asset yields and the sale of the vast majority of the CNB securities portfolio, with the proceeds used to pay off higher cost sources of funding. Improvements in loan yields, which increased 6 basis points to 6.28%, and debt securities yields, which increased 20 basis points to 3.01%, were partially offset by higher funding costs, which increased 2 basis points to 1.25%.
Relative to the first quarter of 2025, net interest margin increased 8 basis points from 4.12% and net interest margin (tax-equivalent basis)(1) increased 9 basis points from 4.16%. These increases were primarily attributable to improved yields on debt securities and lower funding costs, which were partially offset by a decrease in loan yields.
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
Noninterest Income
Noninterest income for the first quarter of 2026 was $10.9 million, an increase from $9.9 million for the fourth quarter of 2025. A $0.4 million increase in wealth management fees, primarily driven by an increase in assets under management following the CNB merger, and the absence of $0.2 million in gains (losses) on foreclosed assets contributed to this improvement. Partially offsetting these improvements was a $0.2 million impairment on closed branch premises recognized during the first quarter of 2026. Additionally, a $0.2 million positive MSR fair value adjustment included in the first quarter of 2026 results compared to a $0.3 million negative MSR fair value adjustment included in the fourth quarter of 2025 results.
Relative to the first quarter of 2025, noninterest income increased 17.6% from $9.3 million. The increase was primarily attributable to a $0.9 million increase in wealth management fees, primarily driven by higher values of assets under management and the additional assets under management following the CNB merger, as well as changes in the MSR fair value adjustment, with a $0.2 million positive MSR fair value adjustment included in the first quarter of 2026 results compared to a $0.3 million negative MSR fair value adjustment included in the first quarter of 2025 results.
Noninterest Expense
Noninterest expense for the first quarter of 2026 was $52.4 million, a 58.6% increase from the fourth quarter of 2025. The increase was primarily attributable to $15.7 million of nonrecurring acquisition-related expenses included in the first quarter 2026 results. Excluding acquisition-related expenses, the $4.7 million increase in noninterest expense was primarily attributable to higher base costs following the CNB merger, including a $3.2 million increase in employee salaries and benefits expense, which were also impacted by annual merit increases and higher medical benefits costs, and a $0.9 million increase in other noninterest expense.
Relative to the first quarter of 2025, noninterest expense increased 64.2% from $31.9 million. Excluding acquisition-related expenses, the $4.8 million increase in noninterest expense was primarily attributable to higher base costs following the CNB merger, including a $2.6 million increase in employee salaries and benefits expense, which was also a result of merit increases and higher medical benefits costs, a $1.1 million increase in other noninterest expense, and a $0.4 million increase in data processing expense.
Loan Portfolio
Total loans outstanding, before allowance for credit losses, were $4.69 billion at March 31, 2026, compared with $3.46 billion at December 31, 2025, and $3.46 billion at March 31, 2025. The $1.23 billion increase from December 31, 2025 included $1.30 billion of loans held for investment acquired in the CNB merger. Excluding this impact, the $65.6 million decrease from December 31, 2025 was primarily attributable to several larger pay offs due to refinancings across the multi-family, commercial real estate – non-owner occupied, and the municipal, consumer, and other segments, as well as an $8.0 million reduction on two lines of credit that funded shortly before and paid off after December 31, 2025. These headwinds were partially offset by $26.3 million in seasonal draws on grain elevator lines, as well as new originations within the construction and land development and commercial and industrial segments.

HBT Financial, Inc.

Deposits
Total deposits were $5.80 billion at March 31, 2026, compared with $4.36 billion at December 31, 2025, and $4.38 billion at March 31, 2025. The $1.44 billion increase from December 31, 2025 included $1.52 billion of deposits assumed in the CNB merger. Excluding the impact of the CNB merger, the $72.7 million decrease from December 31, 2025 was primarily attributable to an $88.9 million decrease in wealth management customer money market deposits, of which $85.0 million was moved off-balance sheet during the first quarter due to strong levels of on-balance sheet liquidity.
Asset Quality
Nonperforming assets totaled $14.4 million, or 0.21% of total assets, at March 31, 2026, compared with $8.7 million, or 0.17% of total assets, at December 31, 2025, and $5.6 million, or 0.11% of total assets, at March 31, 2025. The $5.7 million increase in nonperforming assets from December 31, 2025 was primarily attributable to the CNB merger, which added $6.1 million in nonperforming assets, primarily in the construction and land development segment. Additionally, of the $13.2 million of nonperforming loans held as of March 31, 2026, $2.3 million were either wholly or partially guaranteed by the U.S. government.
The Company recorded a negative provision for credit losses of $0.2 million for the first quarter of 2026. The negative provision for credit losses primarily reflects a $0.3 million decrease in specific reserves, partially offset by changes within the loan portfolio.
The Company had net charge-offs of $0.8 million, or 0.08% of average loans on an annualized basis, for the first quarter of 2026, compared to net charge-offs of $0.8 million, or 0.10% of average loans on an annualized basis, for the fourth quarter of 2025, and net charge-offs of $0.4 million, or 0.05% of average loans on an annualized basis, for the first quarter of 2025.
The Company’s allowance for credit losses was 1.29% of total loans and 457% of nonperforming loans at March 31, 2026, compared with 1.21% of total loans and 552% of nonperforming loans at December 31, 2025. In addition, the allowance for credit losses on unfunded lending-related commitments totaled $5.9 million as of March 31, 2026, compared with $4.1 million as of December 31, 2025.
Capital
As of March 31, 2026, the Company exceeded all regulatory capital requirements under Basel III as summarized in the following table:

	March 31, 2026	For Capital Adequacy Purposes With Capital Conservation Buffer

Total capital to risk-weighted assets	15.99%	10.50%
Tier 1 capital to risk-weighted assets	13.38	8.50
Common equity tier 1 capital ratio	12.42	7.00
Tier 1 leverage ratio	12.63	4.00
The ratio of tangible common equity to tangible assets(1) decreased to 9.31% as of March 31, 2026, from 10.82% as of December 31, 2025, and tangible book value per share(1) decreased by $0.19 to $17.01 as of March 31, 2026, when compared to December 31, 2025.
During the first quarter of 2026, the Company repurchased 602,855 shares of its common stock at a weighted average price of $25.84 under its stock repurchase program. The Company’s Board of Directors has authorized the repurchase of up to $30.0 million of HBT Financial common stock under its stock repurchase program, which is in effect until January 1, 2027. As of March 31, 2026, the Company had $14.4 million remaining under the stock repurchase program.
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(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

HBT Financial, Inc.

Subordinated Note Issuance
To further enhance the Company’s strong capital and liquidity positions, HBT Financial successfully completed a private placement of $85.0 million of 5.75% Fixed-to-Floating Rate Subordinated Notes due 2036 during the quarter. The subordinated notes qualify as Tier 2 regulatory capital.
About HBT Financial, Inc.
HBT Financial, Inc., headquartered in Bloomington, Illinois, is the holding company for Heartland Bank and Trust Company, and has banking roots that can be traced back to 1920. HBT Financial provides a comprehensive suite of financial products and services to consumers, businesses, and municipal entities throughout Illinois, eastern Iowa, and suburban St. Louis through 83 full-service branches. As of March 31, 2026, HBT Financial had total assets of $6.8 billion, total loans of $4.7 billion, and total deposits of $5.8 billion.
Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include adjusted net income, adjusted earnings per share, adjusted ROAA, pre-provision net revenue, pre-provision net revenue less charge-offs (recoveries), adjusted pre-provision net revenue, adjusted pre-provision net revenue less charge-offs (recoveries), net interest income (tax-equivalent basis), net interest margin (tax-equivalent basis), efficiency ratio (tax-equivalent basis), adjusted efficiency ratio (tax-equivalent basis), the ratio of tangible common equity to tangible assets, tangible book value per share, adjusted ROAE, ROATCE, and adjusted ROATCE. Our management uses these non-GAAP financial measures, together with the related GAAP financial measures, in its analysis of our performance and in making business decisions. Management believes that it is a standard practice in the banking industry to present these non-GAAP financial measures, and accordingly believes that providing these measures may be useful for peer comparison purposes. These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP; nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the “Reconciliation of Non-GAAP Financial Measures” tables.
Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release contains, and future oral and written statements of the Company and its management may contain, “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” or “should,” or similar terminology and the negative forms of such words. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: (1) the strength of the local, state, national and international economies and financial markets (including effects of inflationary pressures, global energy market conditions, the threat or implementation of tariffs, immigration enforcement and changes in foreign policy); (2) policy changes in, and the interpretation and prioritization of, local, state and federal laws, regulations and governmental policies, including executive orders; (3) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics, acts of war or other threats thereof (including the Russian invasion of Ukraine and the conflicts in the Middle East), or other adverse events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (4) new and revised accounting policies and practices, as may be adopted by state and federal regulatory banking agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board; (5) the imposition of tariffs or other governmental policies impacting the value of products produced by the Company's commercial borrowers; (6) changes in interest rates and prepayment rates of the Company’s assets; (7) increased

HBT Financial, Inc.

competition in the financial services sector, including from non-bank competitors such as credit unions, private credit firms, fintech companies, and digital asset service providers, and the inability to attract new customers; (8) technological changes implemented by us and other parties, including our third-party vendors, which may have unforeseen consequences to us and our customers, including the development and implementation of tools incorporating artificial intelligence; (9) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated, including the acquisition of CNB; (10) the loss of key executives and employees, talent shortages and employee turnover; (11) changes in consumer spending; (12) unexpected outcomes or costs of existing or new litigation or other legal proceedings and regulatory actions involving the Company; (13) the economic impact on the Company and its customers of climate change, natural disasters and of exceptional weather occurrences such as tornadoes, floods and blizzards; (14) fluctuations in the value of securities held in our securities portfolio, including as a result of changes in interest rates; (15) credit risks and risks from concentrations (by type of borrower, geographic area, collateral and industry) within our loan portfolio (including commercial real estate loans) and large loans to certain borrowers; (16) the overall health of the local and national real estate market; (17) the ability to maintain an adequate level of allowance for credit losses on loans; (18) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and who may withdraw deposits to diversify their exposure; (19) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact the Company’s cost of funds; (20) the level of nonperforming assets on our balance sheet; (21) interruptions involving our information technology and communications systems or those of our third-party servicers; (22) the occurrence of fraudulent activity, breaches or failures of our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; (23) the effectiveness of the Company’s risk management framework; and (24) the ability of the Company to manage the risks associated with the foregoing as well as anticipated.
Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.
CONTACT:
Peter Chapman
HBTIR@hbtbank.com
(309) 664-4556

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	As of or for the Three Months Ended
(dollars in thousands, except per share data)	March 31, 2026	December 31, 2025	March 31, 2025
Interest and dividend income	$71,839	$64,391	$63,138
Interest expense	15,452	13,848	14,430
Net interest income	56,387	50,543	48,708
Provision for credit losses	(156)	1,463	576
Net interest income after provision for credit losses	56,543	49,080	48,132
Noninterest income	10,944	9,895	9,306
Noninterest expense	52,437	33,061	31,935
Income before income tax expense	15,050	25,914	25,503
Income tax expense	3,850	6,976	6,428
Net income	$11,200	$18,938	$19,075

Earnings per share - diluted	$0.34	$0.60	$0.60

Adjusted net income (1)	$22,610	$20,139	$19,253
Adjusted earnings per share - diluted (1)	0.68	0.64	0.61

Book value per share	$20.54	$19.58	$17.86
Tangible book value per share (1)	17.01	17.20	15.43

Shares of common stock outstanding	36,381,078	31,431,924	31,631,431
Weighted average shares of common stock outstanding, including all dilutive potential shares	33,300,096	31,559,005	31,711,671

SUMMARY RATIOS
Net interest margin *	4.20%	4.12%	4.12%
Net interest margin (tax-equivalent basis) * (1)(2)	4.25	4.16	4.16

Efficiency ratio	76.56%	53.64%	53.85%
Efficiency ratio (tax-equivalent basis) (1)(2)	75.83	53.15	53.35

Loan to deposit ratio	80.76%	79.28%	78.95%

Return on average assets *	0.80%	1.47%	1.54%
Return on average stockholders' equity *	6.77	12.34	13.95
Return on average tangible common equity * (1)	7.87	14.08	16.20

Adjusted return on average assets * (1)	1.60%	1.57%	1.55%
Adjusted return on average stockholders' equity * (1)	13.67	13.12	14.08
Adjusted return on average tangible common equity * (1)	15.89	14.97	16.36

CAPITAL
Total capital to risk-weighted assets	15.99%	16.82%	16.85%
Tier 1 capital to risk-weighted assets	13.38	15.72	14.77
Common equity tier 1 capital ratio	12.42	14.42	13.48
Tier 1 leverage ratio	12.63	12.26	11.64
Total stockholders' equity to total assets	11.03	12.14	11.10
Tangible common equity to tangible assets (1)	9.31	10.82	9.73

ASSET QUALITY
Net charge-offs (recoveries) to average loans *	0.08%	0.10%	0.05%
Allowance for credit losses to loans, before allowance for credit losses	1.29	1.21	1.22
Nonperforming loans to loans, before allowance for credit losses	0.28	0.22	0.15
Nonperforming assets to total assets	0.21	0.17	0.11
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*Annualized measure.
(1)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary
Consolidated Statements of Income

	Three Months Ended
(dollars in thousands, except per share data)	March 31, 2026	December 31, 2025	March 31, 2025
INTEREST AND DIVIDEND INCOME
Loans, including fees:
Taxable	$58,881	$52,600	$53,369
Federally tax exempt	1,317	1,250	1,168
Debt securities:
Taxable	9,544	8,385	6,936
Federally tax exempt	658	454	469
Interest-bearing deposits in bank	1,276	1,543	1,065
Other interest and dividend income	163	159	131
Total interest and dividend income	71,839	64,391	63,138
INTEREST EXPENSE
Deposits	14,109	12,920	12,939
Securities sold under agreements to repurchase	16	—	22
Borrowings	209	33	109
Subordinated notes	278	—	470
Junior subordinated debentures issued to capital trusts	840	895	890
Total interest expense	15,452	13,848	14,430
Net interest income	56,387	50,543	48,708
PROVISION FOR CREDIT LOSSES	(156)	1,463	576
Net interest income after provision for credit losses	56,543	49,080	48,132
NONINTEREST INCOME
Card income	2,751	2,708	2,548
Wealth management fees	3,764	3,358	2,841
Service charges on deposit accounts	2,160	2,088	1,944
Mortgage servicing	983	1,062	990
Mortgage servicing rights fair value adjustment	197	(310)	(308)
Gains on sale of mortgage loans	331	376	252
Realized gains (losses) on sales of securities	—	(151)	—
Unrealized gains (losses) on equity securities	(112)	43	8
Gains (losses) on foreclosed assets	40	(171)	13
Gains (losses) on other assets	(210)	3	54
Income on bank owned life insurance	188	171	164
Other noninterest income	852	718	800
Total noninterest income	10,944	9,895	9,306
NONINTEREST EXPENSE
Salaries	23,061	16,486	17,053
Employee benefits	3,920	3,359	3,285
Occupancy of bank premises	3,124	2,791	2,625
Furniture and equipment	608	523	445
Data processing	11,794	3,571	2,717
Marketing and customer relations	1,144	984	1,144
Amortization of intangible assets	887	643	695
FDIC insurance	588	560	562
Loan collection and servicing	696	339	383
Foreclosed assets	60	35	5
Other noninterest expense	6,555	3,770	3,021
Total noninterest expense	52,437	33,061	31,935
INCOME BEFORE INCOME TAX EXPENSE	15,050	25,914	25,503
INCOME TAX EXPENSE	3,850	6,976	6,428
NET INCOME	$11,200	$18,938	$19,075

EARNINGS PER SHARE - BASIC	$0.34	$0.60	$0.60
EARNINGS PER SHARE - DILUTED	$0.34	$0.60	$0.60
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	33,180,009	31,434,409	31,584,989

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary
Consolidated Balance Sheets

(dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025
ASSETS
Cash and due from banks	$37,371	$24,423	$25,005
Interest-bearing deposits with banks	250,282	97,846	186,586
Cash and cash equivalents	287,653	122,269	211,591

Interest-bearing time deposits with banks	245	—	—
Debt securities available-for-sale, at fair value	1,025,992	813,101	706,135
Debt securities held-to-maturity	453,850	458,746	490,398
Equity securities with readily determinable fair value	3,355	3,322	3,323
Equity securities with no readily determinable fair value	6,395	2,612	2,629
Restricted stock, at cost	6,000	4,979	5,086
Loans held for sale	3,247	1,263	2,721

Loans, before allowance for credit losses	4,686,951	3,456,209	3,461,778
Allowance for credit losses	(60,474)	(41,690)	(42,111)
Loans, net of allowance for credit losses	4,626,477	3,414,519	3,419,667

Bank owned life insurance	37,677	24,660	24,153
Bank premises and equipment, net	90,973	73,642	67,272
Bank premises held for sale	337	—	190
Foreclosed assets	1,149	1,126	460
Goodwill	83,504	59,820	59,820
Intangible assets, net	44,313	15,117	17,148
Intangible assets held for sale	649	—	—
Mortgage servicing rights, at fair value	20,090	16,944	18,519
Investments in unconsolidated subsidiaries	1,614	1,614	1,614
Accrued interest receivable	35,313	23,779	22,735
Other assets	44,891	33,877	38,731
Total assets	$6,773,724	$5,071,390	$5,092,192

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$1,342,192	$1,049,043	$1,065,874
Interest-bearing	4,461,256	3,310,220	3,318,716
Total deposits	5,803,448	4,359,263	4,384,590
Securities sold under agreements to repurchase	5,046	—	2,698
Federal Home Loan Bank advances	12,332	12,301	7,209
Subordinated notes	84,003	—	39,573
Junior subordinated debentures issued to capital trusts	52,924	52,909	52,864
Other liabilities	68,566	31,419	40,201
Total liabilities	6,026,319	4,455,892	4,527,135

Stockholders' Equity
Common stock	385	329	329
Surplus	446,555	298,548	297,024
Retained earnings	371,093	367,163	329,169
Accumulated other comprehensive income (loss)	(27,371)	(23,018)	(38,446)
Treasury stock at cost	(43,257)	(27,524)	(23,019)
Total stockholders’ equity	747,405	615,498	565,057
Total liabilities and stockholders’ equity	$6,773,724	$5,071,390	$5,092,192
SHARES OF COMMON STOCK OUTSTANDING	36,381,078	31,431,924	31,631,431

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

(dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025

LOANS
Commercial and industrial	$528,301	$399,760	$441,261
Commercial real estate - owner occupied	519,847	320,434	321,990
Commercial real estate - non-owner occupied	1,099,784	937,094	891,022
Construction and land development	425,335	280,254	376,046
Multi-family	638,653	544,941	424,096
One-to-four family residential	614,563	445,463	455,376
Agricultural and farmland	596,294	275,251	292,240
Municipal, consumer, and other	264,174	253,012	259,747
Total loans	$4,686,951	$3,456,209	$3,461,778

(dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025

DEPOSITS
Noninterest-bearing deposits	$1,342,192	$1,049,043	$1,065,874
Interest-bearing deposits:
Interest-bearing demand	1,365,216	1,144,416	1,143,677
Money market	929,671	839,097	812,146
Savings	900,700	564,220	575,558
Time	1,265,669	762,487	787,335
Total interest-bearing deposits	4,461,256	3,310,220	3,318,716
Total deposits	$5,803,448	$4,359,263	$4,384,590

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Three Months Ended
	March 31, 2026			December 31, 2025			March 31, 2025
(dollars in thousands)	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *

ASSETS
Loans	$3,890,388	$60,198	6.28%	$3,432,308	$53,850	6.22%	$3,460,906	$54,537	6.39%
Debt securities	1,375,875	10,202	3.01	1,249,183	8,839	2.81	1,204,424	7,405	2.49
Deposits with banks	163,761	1,276	3.16	177,348	1,543	3.45	120,014	1,065	3.60
Other	14,389	163	4.60	12,481	159	5.05	12,677	131	4.19
Total interest-earning assets	5,444,413	$71,839	5.35%	4,871,320	$64,391	5.24%	4,798,021	$63,138	5.34%
Allowance for credit losses	(48,362)			(41,994)			(42,061)
Noninterest-earning assets	317,393			269,949			276,853
Total assets	$5,713,444			$5,099,275			$5,032,813

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,223,982	$1,931	0.64%	$1,129,642	$1,800	0.63%	$1,120,608	$1,453	0.53%
Money market	906,663	4,448	1.99	866,762	4,614	2.11	807,728	4,397	2.21
Savings	671,852	704	0.43	561,755	397	0.28	569,494	370	0.26
Time	940,019	7,026	3.03	765,792	6,109	3.16	784,099	6,719	3.48
Total interest-bearing deposits	3,742,516	14,109	1.53	3,323,951	12,920	1.54	3,281,929	12,939	1.60
Securities sold under agreements to repurchase	2,902	16	2.21	—	—	—	8,754	22	1.02
Borrowings	28,886	209	2.94	7,819	33	1.68	12,890	109	3.41
Subordinated notes	19,781	278	5.70	—	—	—	39,563	470	4.82
Junior subordinated debentures issued to capital trusts	52,916	840	6.44	52,902	895	6.70	52,856	890	6.83
Total interest-bearing liabilities	3,847,001	$15,452	1.63%	3,384,672	$13,848	1.62%	3,395,992	$14,430	1.72%
Noninterest-bearing deposits	1,150,594			1,076,899			1,045,733
Noninterest-bearing liabilities	45,282			28,882			36,373
Total liabilities	5,042,877			4,490,453			4,478,098
Stockholders' Equity	670,567			608,822			554,715
Total liabilities and stockholders’ equity	$5,713,444			$5,099,275			$5,032,813

Net interest income/Net interest margin (1)		$56,387	4.20%		$50,543	4.12%		$48,708	4.12%
Tax-equivalent adjustment (2)		649	0.05		558	0.04		545	0.04
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$57,036	4.25%		$51,101	4.16%		$49,253	4.16%
Net interest rate spread (4)			3.72%			3.62%			3.62%
Net interest-earning assets (5)	$1,597,412			$1,486,648			$1,402,029
Ratio of interest-earning assets to interest-bearing liabilities	1.42			1.44			1.41
Cost of total deposits			1.17%			1.16%			1.21%
Cost of funds			1.25			1.23			1.32
____________________________________
*Annualized measure.
(1)Net interest margin represents net interest income divided by average total interest-earning assets.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)See “Reconciliation of Non-GAAP Financial Measures” below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

(dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025

NONPERFORMING ASSETS
Nonaccrual	$13,229	$7,556	$5,102
Past due 90 days or more, still accruing	—	—	4
Total nonperforming loans	13,229	7,556	5,106
Foreclosed assets	1,149	1,126	460
Total nonperforming assets	$14,378	$8,682	$5,566

Nonperforming loans that are wholly or partially guaranteed by the U.S. Government	$2,291	$2,170	$1,350

Allowance for credit losses	$60,474	$41,690	$42,111
Loans, before allowance for credit losses	4,686,951	3,456,209	3,461,778

CREDIT QUALITY RATIOS
Allowance for credit losses to loans, before allowance for credit losses	1.29%	1.21%	1.22%
Allowance for credit losses to nonaccrual loans	457.13	551.75	825.38
Allowance for credit losses to nonperforming loans	457.13	551.75	824.74
Nonaccrual loans to loans, before allowance for credit losses	0.28	0.22	0.15
Nonperforming loans to loans, before allowance for credit losses	0.28	0.22	0.15
Nonperforming assets to total assets	0.21	0.17	0.11
Nonperforming assets to loans, before allowance for credit losses, and foreclosed assets	0.31	0.25	0.16

	Three Months Ended
(dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025

ALLOWANCE FOR CREDIT LOSSES
Beginning balance	$41,690	$41,900	$42,044
Allowance established in acquisition	19,957	—	—
Provision for credit losses	(415)	638	496
Charge-offs	(1,001)	(1,221)	(665)
Recoveries	243	373	236
Ending balance	$60,474	$41,690	$42,111

Net charge-offs	$758	$848	$429
Average loans	3,890,388	3,432,308	3,460,906

Net charge-offs to average loans *	0.08%	0.10%	0.05%
____________________________________
*Annualized measure.

	Three Months Ended
(dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025

PROVISION FOR CREDIT LOSSES
Loans	$(415)	$638	$496
Unfunded lending-related commitments	259	825	80
Total provision for credit losses	$(156)	$1,463	$576

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Adjusted Net Income and Adjusted Return on Average Assets

	Three Months Ended
(dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025

Net income	$11,200	$18,938	$19,075
Less: adjustments
Acquisition expenses	(15,666)	(999)	—
Net earnings (losses) on closed or sold operations	4	—	—
Gains (losses) on closed branch premises	(210)	—	59
Realized gains (losses) on sales of securities	—	(151)	—
Mortgage servicing rights fair value adjustment	197	(310)	(308)
Total adjustments	(15,675)	(1,460)	(249)
Tax effect of adjustments (1)	4,265	259	71
Total adjustments after tax effect	(11,410)	(1,201)	(178)
Adjusted net income	$22,610	$20,139	$19,253

Average assets	$5,713,444	$5,099,275	$5,032,813

Return on average assets *	0.80%	1.47%	1.54%
Adjusted return on average assets *	1.60	1.57	1.55
____________________________________
*Annualized measure.
(1)Assumes a federal income tax rate of 21% and a state tax rate of 9.5%, and excludes non-deductible acquisition expenses.
Reconciliation of Non-GAAP Financial Measures –
Adjusted Earnings Per Share — Basic and Diluted

	Three Months Ended
(dollars in thousands, except per share amounts)	March 31, 2026	December 31, 2025	March 31, 2025

Numerator:
Net income	$11,200	$18,938	$19,075

Adjusted net income	$22,610	$20,139	$19,253

Denominator:
Weighted average common shares outstanding	33,180,009	31,434,409	31,584,989
Dilutive effect of outstanding restricted stock units	120,087	124,596	126,682
Weighted average common shares outstanding, including all dilutive potential shares	33,300,096	31,559,005	31,711,671

Earnings per share - basic	$0.34	$0.60	$0.60
Earnings per share - diluted	$0.34	$0.60	$0.60

Adjusted earnings per share - basic	$0.68	$0.64	$0.61
Adjusted earnings per share - diluted	$0.68	$0.64	$0.61

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Pre-Provision Net Revenue, Pre-Provision Net Revenue Less Net Charge-offs (Recoveries),
Adjusted Pre-Provision Net Revenue, and Adjusted Pre-Provision Net Revenue Less Net Charge-offs (Recoveries)

	Three Months Ended
(dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025

Net interest income	$56,387	$50,543	$48,708
Noninterest income	10,944	9,895	9,306
Noninterest expense	(52,437)	(33,061)	(31,935)
Pre-provision net revenue	14,894	27,377	26,079
Less: adjustments
Acquisition expenses	(15,666)	(999)	—
Net earnings (losses) on closed or sold operations	4	—	—
Gains (losses) on closed branch premises	(210)	—	59
Realized gains (losses) on sales of securities	—	(151)	—
Mortgage servicing rights fair value adjustment	197	(310)	(308)
Total adjustments	(15,675)	(1,460)	(249)
Adjusted pre-provision net revenue	$30,569	$28,837	$26,328

Pre-provision net revenue	$14,894	$27,377	$26,079
Less: net charge-offs	758	848	429
Pre-provision net revenue less net charge-offs	$14,136	$26,529	$25,650

Adjusted pre-provision net revenue	$30,569	$28,837	$26,328
Less: net charge-offs	758	848	429
Adjusted pre-provision net revenue less net charge-offs	$29,811	$27,989	$25,899
Reconciliation of Non-GAAP Financial Measures –
Net Interest Income (Tax-equivalent Basis) and Net Interest Margin (Tax-equivalent Basis)

	Three Months Ended
(dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025

Net interest income (tax-equivalent basis)
Net interest income	$56,387	$50,543	$48,708
Tax-equivalent adjustment (1)	649	558	545
Net interest income (tax-equivalent basis) (1)	$57,036	$51,101	$49,253

Net interest margin (tax-equivalent basis)
Net interest margin *	4.20%	4.12%	4.12%
Tax-equivalent adjustment * (1)	0.05	0.04	0.04
Net interest margin (tax-equivalent basis) * (1)	4.25%	4.16%	4.16%

Average interest-earning assets	$5,444,413	$4,871,320	$4,798,021
____________________________________
*Annualized measure.
(1)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Efficiency Ratio (Tax-equivalent Basis) and Adjusted Efficiency Ratio (Tax-equivalent Basis)

	Three Months Ended
(dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025

Total noninterest expense	$52,437	$33,061	$31,935
Less: amortization of intangible assets	887	643	695
Noninterest expense excluding amortization of intangible assets	51,550	32,418	31,240
Less: adjustments to noninterest expense
Acquisition expenses	15,666	999	—
Expenses from closed or sold operations	149	—	—
Total adjustments to noninterest expense	15,815	999	—
Adjusted noninterest expense	$35,735	$31,419	$31,240

Net interest income	$56,387	$50,543	$48,708
Total noninterest income	10,944	9,895	9,306
Operating revenue	67,331	60,438	58,014
Tax-equivalent adjustment (1)	649	558	545
Operating revenue (tax-equivalent basis) (1)	67,980	60,996	58,559
Less: adjustments to noninterest income
Revenue from closed or sold operations	153	—	—
Gains (losses) on closed branch premises	(210)	—	59
Realized gains (losses) on sales of securities	—	(151)	—
Mortgage servicing rights fair value adjustment	197	(310)	(308)
Total adjustments to noninterest income	140	(461)	(249)
Adjusted operating revenue (tax-equivalent basis) (1)	$67,840	$61,457	$58,808

Efficiency ratio	76.56%	53.64%	53.85%
Efficiency ratio (tax-equivalent basis) (1)	75.83	53.15	53.35
Adjusted efficiency ratio (tax-equivalent basis) (1)	52.68	51.12	53.12
____________________________________
(1)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Ratio of Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share

(dollars in thousands, except per share data)	March 31, 2026	December 31, 2025	March 31, 2025

Tangible Common Equity
Total stockholders' equity	$747,405	$615,498	$565,057
Less: Goodwill	83,504	59,820	59,820
Less: Intangible assets	44,962	15,117	17,148
Tangible common equity	$618,939	$540,561	$488,089

Tangible Assets
Total assets	$6,773,724	$5,071,390	$5,092,192
Less: Goodwill	83,504	59,820	59,820
Less: Intangible assets	44,962	15,117	17,148
Tangible assets	$6,645,258	$4,996,453	$5,015,224

Total stockholders' equity to total assets	11.03%	12.14%	11.10%
Tangible common equity to tangible assets	9.31	10.82	9.73

Shares of common stock outstanding	36,381,078	31,431,924	31,631,431

Book value per share	$20.54	$19.58	$17.86
Tangible book value per share	17.01	17.20	15.43
Reconciliation of Non-GAAP Financial Measures –
Return on Average Tangible Common Equity,
Adjusted Return on Average Stockholders' Equity and Adjusted Return on Average Tangible Common Equity

	Three Months Ended
(dollars in thousands)	March 31, 2026	December 31, 2025	March 31, 2025

Average Tangible Common Equity
Total stockholders' equity	$670,567	$608,822	$554,715
Less: Goodwill	67,977	59,820	59,820
Less: Intangible assets	25,382	15,419	17,480
Average tangible common equity	$577,208	$533,583	$477,415

Net income	$11,200	$18,938	$19,075
Adjusted net income	22,610	20,139	19,253

Return on average stockholders' equity *	6.77%	12.34%	13.95%
Return on average tangible common equity *	7.87	14.08	16.20

Adjusted return on average stockholders' equity *	13.67%	13.12%	14.08%
Adjusted return on average tangible common equity *	15.89	14.97	16.36
____________________________________
*Annualized measure.